Business Update

NHI Announces Sale of NHC Portfolio for $560 Million

APRIL 21, 2026

Disclaimers

This presentation, as well as information included in oral statements made, or to be made, by our senior management contain forward-looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; risks related to the satisfaction of the conditions to closing the proposed transaction in the anticipated timeframe or at all; the occurrence of any event, change or other circumstance that could give rise to termination of the purchase and sale agreement for the proposed transaction; negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of the Company’s common stock and on the Company’s operating results; the operating success of our managers, tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities; risks associated with pandemics, epidemics or outbreak; the risk that the cash flows of our tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; our ability to continue to qualify for taxation as a real estate investment trust; and other risks which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2025 and in other documents we file with the Securities and Exchange Commission.



In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in our quarterly Form 10-Q filings and annual Form 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.

Transaction Overview

NATIONAL HEALTH INVESTORS

Transaction Overview	➢ The gross sales price is $560.0 million before estimated transaction costs in a range of $6.0 - $8.0 million. ➢ The Special Committee of Non-Interested Directors ("Special Committee") has approved the sale of 32 skilled nursing facilities (approximately 4,550 beds) and three independent living facilities (approximately 250 units) to National HealthCare Corporation (NHC), the current lessee. ➢ Special Committee retained separate counsel and engaged Houlihan Lokey Capital, Inc. to serve as a financial advisor in addition to guidance provided by Blueprint Healthcare Real Estate Advisors.
Financial Impact	➢ The 35 properties currently leased to NHC generated cash lease revenue of approximately $39.7 million in 2025, including percentage rent. ➢ NHI expects to use net proceeds from the transaction to repay outstanding borrowings and to fund future investments consistent with its capital allocation strategy, including potential tax-deferred reinvestment through Section 1031 exchanges.
Next Steps	➢ The transaction is expected to close on July 1, 2026, subject to certain customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. ➢ The impact of the transaction on the Company's distribution requirements to comply with REIT rules is to be determined during the fourth quarter of 2026. NHI expects to utilize 1031 exchanges on recently closed and new acquisitions to assist in deferring any potential capital gains distributions. ➢ The Company's outlook remains subject to several variables, including the timing and impact of the transaction and potential capital redeployment.

Strategic Rationale

- **Increases Private Pay Senior Housing Concentration**: Further enhances portfolio quality and strengthens the Company's private-pay–focused value proposition.

- **Further Strengthens the Balance Sheet**: Deleveraging transaction reinforces NHI's pristine balance sheet and enhances financial flexibility.

- **Creates Compelling Growth & Valuation Upside**: Positions NHI for accelerated external growth and improved valuation potential.

- **Simplifies Structure and Enhances Governance**: Removes related-party dynamics and reduces tenant concentration risk, simplifying the investment narrative.

Increases Private Pay Senior Housing Concentration

NATIONAL HEALTH INVESTORS

Private Pay Valuation Superior to SNF

- Pro forma Senior Housing and SHOP Investment and adjusted NOI concentrations increase significantly to 83.8% of Total Investment and 78.6% of annualized adjusted NOI
- Significant embedded organic growth upside in SHOP adjusted NOI driven by high single-digit to low double digit internal growth during the next two years
- Shift in concentration enhances NHI’s overall value proposition due to valuation disparity between private pay senior housing and SNF cap rates

Capitalization Rates [1]	Class A	Class B	Class C
Core Markets			
Independent Living	6.1%	7.1%	7.7%
Assisted Living	6.8%	7.8%	8.9%
Memory Care	8.3%	9.3%	10.1%
Skilled Nursing	11.0%	12.1%	12.8%
Non-Core Markets			
Independent Living	6.8%	7.7%	8.4%
Assisted Living	7.2%	8.4%	9.4%
Memory Care	8.7%	9.7%	10.6%
Skilled Nursing	11.7%	12.7%	13.3%

Total Investment

As of Dec 31, 2025



$3.51bn
Investment[2]
Senior housing 61.8%
Skilled nursing 16.3%
Specialty hospital 2.0%
SHOP 18.1%
Other[4] 1.8%

Pro Forma [3]



$3.36bn
Investment[3]
Senior housing 61.8%
Skilled nursing 12.2%
Specialty hospital 2.1%
SHOP 22.0%
Other[4] 1.9%

Annualized Adjusted NOI

As of Dec 31, 2025



$313mm
Adj. NOI[2]
Senior housing 59.0%
Skilled nursing 27.7%
Specialty hospital 2.0%
SHOP 9.3%
Other[4] 2.0%

Pro Forma [3]



$273mm
Adj. NOI[3]
Senior housing 65.0%
Skilled nursing 16.5%
Specialty hospital 2.3%
SHOP 13.8%
Other[4] 2.3%

1 Source: CBRE U.S. Senior Housing & Care Investor Survey H2 2025.

2 As of December 31, 2025. Investment includes $3.3 billion in gross real estate and $0.2 million in mortgage notes and other notes receivable, net of credit loss reserves. See Appendix for Adjusted NOI reconciliation.

3 Pro forma basis assumes transactions occurred on January 1, 2026. Assumes sale of NHC properties with gross book value of $133.8 million and $39.7 million in annualized cash revenue. Assumes additional dispositions of 7 properties with gross book value of $121.3 million and $9.2 in annualized cash revenue. Assumes $105.5 million February 2026 SHOP acquisition at an initial annual NOI yield of 8.0%. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

4 Other consists primarily of investments in non-mortgage notes receivable.

Further Strengthens the Balance Sheet *(dollars in millions)*

Capacity for Future Capital Deployment Greatly Enhanced

- NHI expects to paydown the outstanding balance on the $700.0 million revolver and payoff a $125.0 million term loan and $100.0 million in private placement notes with the sale proceeds
- On a pro forma basis, liquidity is estimated at approximately $1.4 billion which includes a recently refreshed $500.0 million At-the-Market ("ATM") equity program
- On a pro forma basis, net debt to annualized adjusted EBITDA is estimated to improve from 3.8x at December 31, 2025, to 2.3x which is well below the Company's target range of 3.5x – 4.5x
- On a pro forma basis, weighted average debt maturity increases to 6 years from 4.4 years with no maturities until 2028

Pro Forma Liquidity [1]

Cash and Restricted Cash	$ 146.1
Credit Facility Availability	700.0
Equity available under ATM forward sale agreements	44.5
ATM assuming settlement of ATM forward sale agreements	500.0
Total Liquidity	$ 1,390.6

Pro Forma Debt Maturity [1]

Financial Instrument	Amount Outstanding	Interest Rate	Fixed / Variable	Maturity	Years to Maturity
Revolver (Daily SOFR + 105)	$ -	4.70%	Variable	Oct-28	2.8
Senior Unsecured Notes	400.0	3.00%	Fixed	Feb-31	5.1
Senior Unsecured Notes	350.0	5.35%	Fixed	Feb-33	7.1
Total Debt	$ 750.0				
Weighted Average		4.10%			6.0

Net Debt to Annualized Adjusted EBITDA [2]



3.8x
2.3x
4Q 2025
Pro Forma 3

1 Pro forma basis assumes transactions occurred on January 1, 2026. Assumes $105.5 million February 2026 SHOP acquisition financed with the revolver and that proceeds of approximately $661.3 million from the NHC sale and other dispositions used to paydown the revolver, payoff a $125.0 million term loan due June 2026, and payoff $100.5 million in private placement notes due January 2027 (inclusive of a make-whole payment). Remaining balance after paydown and payoffs is assumed to be placed in cash and restricted cash.
2 See Appendix for Annualized Adjusted NOI reconciliation.
3 Pro forma basis assumes transactions occurred on January 1, 2026. Assumes $39.7 million in annualized NHC cash revenue and $9.2 million in annualized cash revenue from other dispositions. Assumes $105.5 million February 2026 SHOP acquisition at an initial annual NOI yield of 8.0%. The timing and amount of the adjustments to these measures cannot be allocated or quantified with certainty and, accordingly, a reconciliation to the comparable GAAP financial measures is not available without unreasonable effort

Creates Compelling Growth & Valuation Upside *(dollars in millions)*

NATIONAL HEALTH INVESTORS

Commitment to SHOP Reinvestment

- Announced $392.4 million in 2025 investments which was the most active year since 2016
- Large, active pipeline drives expectation that 2026 investments surpasses 2025
- Replacing disposed NHC and other disposition NOI with SHOP NOI drives concentration to approximately 25%
- Equity market is valuing SHOP and Senior Housing at a premium to triple net (NNN) and SNF

Pipeline Creates Pathway for External Growth Opportunities

2026 Investments: $105.5 million SHOP portfolio at 8.0% initial NOI yield

Signed LOIs: $110.6 million at an average yield of 7.5% primarily in SHOP

Pipeline: Approximately $488.0 million excluding portfolio deals

Price / Consensus 2026 AFFO per share *



Majority SHOP
Majority NNN / SNF
40.3x
29.2x
27.6x
19.9x
16.7x
15.1x
13.9x
13.1x
WELL
AHR
VTR
CTRE
NHI
OHI
LTC
SBRA

Investment History with New & Existing Relationships



New
Existing
Yield
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
10.0%
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

* Source: Visible Alpha / S&P Global Cap IQ. Pricing as of April 20, 2026.

Simplifies Structure and Enhances Governance

- **Independent Oversight Strengthens Governance**: Formation of the fully independent Special Committee to oversee the NHC transaction reinforces best-in-class governance and process integrity.

- **Complete Separation from NHC**: Terminates legacy master lease established in the 1991 spin-off.

- **Eliminates Remaining Related-Party Dynamics**: 2026 Board transition further enhances corporate independence.

- **Improves Portfolio Risk Profile**: Reduces tenant concentration, with NHC representing 12.4% of 2025 annualized adjusted NOI.

- **Enhances Transparency and Investment Clarity**: Simplifies the corporate structure and strengthens the overall investment narrative.

Appendix: Definitions

ADJUSTED EBITDA & EBITDARM

NHI considers Adjusted EBITDA to be an important supplemental measure because it provides information which is used to evaluate the Company's performance and serves as an indication of the ability to service debt. NHI defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Adjusted EBITDA also includes NHI's proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use the Company's definition of Adjusted EBITDA, caution should be exercised when comparing NHI's Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees.

ADJUSTED NET OPERATING INCOME

Adjusted net operating income ("Adjusted NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties.

FAD PAYOUT RATIO

The Funds Available for Distribution (FAD) payout ratio is a metric used in the REIT (Real Estate Investment Trust) industry to gauge the percentage of FAD that a company distributes to shareholders as dividends. The FAD payout ratio is calculated by dividing the Company's accrued dividends payable to common stockholders by its FAD for the period indicated.

NET OPERATING INCOME

Net operating income ("NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. NHI defines NOI as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of properties at the property level on an unleveraged basis. NHI uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NAREIT FUNDS FROM OPERATIONS (FFO)

FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.



Appendix: Definitions

NAREIT FUNDS FROM OPERATIONS (FFO)

FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)

Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs. FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD)

Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation, SHOP recurring capital expenditures as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

OCCUPANCY

Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. NHI defines occupancy as the average number of units occupied in any given time period divided by the total number of available units.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated deprecation less straight-line rent receivable over the TTM period.

RevPOR

RevPOR is the average monthly revenue generated by occupied units in the SHOP segment. NHI defines RevPOR as monthly resident fees and services revenue divided the number of monthly occupied units for the period presented.



Appendix: Definitions

Same-Store (SS)
We define Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that we may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in our judgment such inclusion provides a more meaningful presentation of our segment performance.

Newly acquired properties, recently developed or redeveloped properties, and properties undergoing operator transitions in our SHOP reportable business segment will be included in Same-Store after five full quarters from the date of acquisition, transition, or being placed into service. Our SHOP and NNN that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.



Reconciliations: Adjusted NOI

(unaudited, dollars in thousands)	4Q 2025	FY 2025
Net Income	$ 37,803	$ 140,787
Interest	14,264	57,368
Gains on sales of real estate	(119)	(456)
(Gain) loss from equity method investment	(1,652)	(3,664)
Franchise, excise and other taxes	324	1,080
Legal	11	2,666
Loan and realty gains (losses)	(61)	(3,447)
General and administrative	7,603	26,868
Depreciation and amortization	21,653	80,944
Consolidated NOI	$ 79,826	$ 303,718
Straight-line revenue	(1,232)	(4,876)
Amortization of lease incentives	725	2,901
Amortization of commitment fees and discounts	(143)	(684)
Non-cash write-off of straight-line rent receivable	-	12,141
Adjusted NOI	$ 79,176	$ 313,200

Reconciliations: Adjusted EBITDA

(unaudited, dollars in thousands)	Three Months Ended December 31, 2025		2024	
Net income	$	37,803	$	42,788
Interest expense		14,264		15,241
Franchise, excise, and other taxes		324		94
Depreciation		21,653		18,680
Gains on sales of real estate, net		(119)		(4,960)
Notes receivable credit loss (benefit) expense		(61)		745
Non-cash write-off of straight-line rents receivable		-		819
Gain on forward equity sale agreement, net		-		(6,261)
Adjusted EBITDA	$	73,864	$	67,146
Interest expense at contractual rates	$	13,412	$	14,066
Principal payments		-		109
Fixed Charges	$	13,412	$	14,175
Fixed Charge Coverage		5.5x		4.7x
Net Debt to Adjusted EBITDA				
Consolidated Total Debt	$	1,163,814		
Less: cash and cash equivalents		(19,624)		
Consolidated Net Debt	$	1,144,190		
Adjusted EBITDA	$	73,864		
Annualizing Adjustment		221,589		
Annualized impact of recent investments		4,517		
	$	299,970		
Consolidated Net Debt to Adjusted EBITDA		3.8x		

NHI®
NATIONAL HEALTH INVESTORS